                                                                    EXHIBIT 10.6

                                 PROMISSORY NOTE

--------------------------------------------------------------------------------
BORROWER:    AGRICULTURAL SUPPLY, INC.       LENDER:    FIRST NATIONAL BANK
             310 STATE PLACE                            CORPORATE BANKING
             ESCONDIDO, CA 92029                        P.O. BOX 85625 (LA#59)
                                                        SAN DIEGO, CA 92186-5625
--------------------------------------------------------------------------------

PRINCIPAL AMOUNT: $5,000,000.00 INITIAL RATE: 8.00%  DATE OF NOTE: JUNE 30, 1999



PROMISE TO PAY. AGRICULTURAL SUPPLY, INC., A DELAWARE CORPORATION ("BORROWER") PROMISES TO PAY TO FIRST NATIONAL BANK ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF FIVE MILLION & 00/100 DOLLARS ($5,000,000.00) OR SO MUCH AS MAY BE OUTSTANDING, TOGETHER WITH INTEREST ON THE UNPAID OUTSTANDING PRINCIPAL BALANCE OF EACH ADVANCE. INTEREST SHALL BE CALCULATED FROM THE DATE OF EACH ADVANCE UNTIL REPAYMENT OF EACH ADVANCE.

PAYMENT. BORROWER WILL PAY THIS LOAN IN ONE PAYMENT OF ALL OUTSTANDING PRINCIPAL PLUS ALL ACCRUED UNPAID INTEREST ON JUNE 30, 2001. IN ADDITION, BORROWER WILL PAY REGULAR MONTHLY PAYMENTS OF ACCRUED UNPAID INTEREST BEGINNING AUGUST 1, 1999, AND ALL SUBSEQUENT INTEREST PAYMENTS ARE DUE ON THE SAME DAY OF EACH MONTH AFTER THAT. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate (the "Prime Index"). This is the rate Lender announces from time to time as its Prime Rate, which generally is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Prime Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. THE PRIME INDEX CURRENTLY IS 7.750%. THE INTEREST RATE TO BE APPLIED TO THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL BE AT A RATE OF 0.250 PERCENTAGE POINTS OVER THE PRIME INDEX, RESULTING IN AN INITIAL RATE OF 8.00%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT PENALTY; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a MINIMUM INTEREST CHARGE OF $100.00. UPON PREPAYMENT OF THIS NOTE, LENDER IS ENTITLED TO THE FOLLOWING PREPAYMENT PENALTY: UPON ANY PREPAYMENT OF A LIBOR OPTION BALANCE UNDER THIS NOTE, BORROWER WILL BE SUBJECT TO BREAKAGE COSTS FOR LIBOR OPTIONS AS A PREPAYMENT PENALTY. Other than Borrower's obligation to pay any minimum interest charge and prepayment penalty, Borrower may pay all or a portion of the amount owed earlier than the date it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 DAYS OR MORE LATE, Borrower will be charged 5.000% OF THE UNPAID PORTION OF THE REGULARLY SCHEDULED PAYMENT OR $10.00, WHICHEVER IS GREATER.

DEFAULT. Borrower will be in default if upon the occurrence and during the continuance of any "Event of Default" as defined in that certain Loan Agreement between Lender and Borrower dated as of the date hereof (the "Loan Agreement").

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. The paragraph titled "Right of Setoff" contained in the Loan Agreement by this reference is made a part of this Note just as if such paragraph had been fully set forth in this Note.

LINE OF CREDIT. This Note references a revolving line of credit provided to Borrower by Lender pursuant to this Note and the Loan Agreement. All provisions, terms and conditions of the Loan Agreement by this reference are made a part of this Note just as if such provisions, terms and conditions had been fully set forth in this Note.

INTEREST RATE OPTIONS. THE FOLLOWING INTEREST RATE OPTIONS ARE AVAILABLE UNDER THIS AGREEMENT:

(A) Default Rate Option. The interest rate margin and Prime Index described in the "Variable Interest Rate" paragraph above (the "Default Rate").

(B) Libor Option. The interest rate under this option is subject to change from time to time based upon changes in the Libor Index (defined below). The interest rate applied will be at a rate of 275 basis points over the Libor Index, but not less than an interest rate of 7.75% per annum and will be fixed for a period of three months. For purposes of this paragraph, the Libor Index will be based upon London Interbank Offered Rates (LIBOR) as published in the Wall Street Journal Money Rates Section, utilizing the three month rate (the "Libor Index"). The Libor Index is not necessarily the lowest rate charged by Lender on its loans. If the Libor Index becomes unavailable during the term of this loan, Lender may designate the Prime Index as a substitute after notice to Borrower. Lender will tell Borrower the current Libor Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate charged will not be changed more often than each quarter, on the first day of the month. Advances under the Libor Option

                                 PROMISSORY NOTE
Loan No. 5641298123                (CONTINUED)                            Page 2
--------------------------------------------------------------------------------

are subject to "Advance Limitations".

Provided Borrower is not in default under this Note, Borrower may designate in advance which of the above interest rate indices shall be applicable to all or any portion of the principal balance under this Note. In the absence of any such designation the Default Rate will be in effect. Thereafter, unpaid principal balances under this Note may be converted (at the end of an interest period if the Libor Index is used to determine the interest rate therefor) to another of the above interest rate Options, or continued for an additional interest period, when applicable, as designated by Borrower in advance; and in the absence of sufficient advance designation as to conversion to or continuation of a Libor Index, the Libor Index shall be converted to the Prime Index. Notwithstanding the foregoing, a Libor Index may not be elected for any principal balance under this Note, nor may any conversion to or continuation of a Libor Index be elected, if the interest period thereof would extend beyond the maturity date of this Note. All payments with respect to principal shall be allocated first to principal bearing interest at the Default Rate and then to principal bearing interest under the Libor Option.

ADVANCE LIMITATIONS. Advances priced under the Libor Option must be a minimum of $500,000.00 each and increasing in increments of $100,000.00 above $500,000.00.

LENDER'S RIGHTS. An exhibit, titled "LENDER'S RIGHTS," is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Note, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this Note without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.



BORROWER:

AGRICULTURAL SUPPLY, INC.





BY:      /s/ MARK BUCKNER                         (SEAL)
   -----------------------------------------------
     AUTHORIZED SIGNATORY



ATTEST:



         /s/ MARK BUCKNER                         (CORPORATE SEAL)
--------------------------------------------------
     SECRETARY OR ASSISTANT SECRETARY